As filed with the Securities and Exchange Commission on March 9, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Poshmark, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-4827617
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

203 Redwood Shores Parkway, 8th Floor

Redwood City, California 94065

(Address of principal executive offices, including zip code)

2011 Stock Option and Grant Plan, as amended

2021 Stock Option and Incentive Plan

2021 Employee Stock Purchase Plan

(Full title of the plans)

Manish Chandra

Chief Executive Officer

Poshmark, Inc.

203 Redwood Shores Parkway, 8th Floor

Redwood City, California 94065

(650) 262-4771

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Anthony J. McCusker Heidi E. Mayon Goodwin Procter LLP 601 Marshall Street Redwood City, California 94063 (650) 752-3100	Evan Ferl Poshmark, Inc. 203 Redwood Shores Parkway, 8th Floor Redwood City, California 94065 (650) 262-4771

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, $0.0001 par value per share(3)	696,053	$48.24	$33,577,596.72	$3,663.32

(1)

Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the stock option awards set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s common stock.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum offering price are based on the average of the high and low prices of the Registrant’s common stock on March 5, 2021 as reported on NASDAQ.

(3)

Represents shares of common stock under the Poshmark 2011 Stock Option and Grant Plan, as amended (the “2011 Plan”), in each case issued to certain current employees, advisors and consultants of the Registrant upon exercise of stock option awards.

EXPLANATORY NOTE

This registration statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of certain of those shares of Class A common stock (the “Shares”) of Poshmark, Inc. (“us,” “we,” or the “Registrant”) referred to above that constitute “control securities” or “restricted securities,” within the meaning of the Securities Act, by certain stockholders that are current and former directors, officers, other employees, and consultants of the Registrant (the “Selling Stockholders”) for their own accounts. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS

POSHMARK, INC.

696,053 Shares of Class A Common Stock

This prospectus relates to 696,053 shares of Class A common stock, $0.0001 par value per share (the “Shares”), of Poshmark, Inc., which may be offered from time to time by certain stockholders that are our current or former directors, officers, other employees, and consultants (the “Selling Stockholders”) for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares were acquired by the Selling Stockholders pursuant to the Registrant’s 2011 Stock Option and Grant Plan, as amended, 2021 Stock Option and Incentive Plan and 2021 Employee Stock Purchase Plan (collectively, the “Plans”).

The Selling Stockholders may sell the securities described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions, and sales by a combination of these methods. The Selling Stockholders may sell any, all, or none of the Shares and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the Class A common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.

The initial public offering price of our Class A common stock pursuant to our Registration Statement on Form S-1 (File No. 333-251427), as amended, declared effective on January 13, 2021, was $42.00 per share. Our Class A common stock has been approved for listing on the Nasdaq Global Select Market under the symbol “POSH.”

The amount of securities to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” on page 1 of this prospectus.

The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 9, 2021

ABOUT THIS REOFFER PROSPECTUS

You should rely only on the information contained in this prospectus or in any accompanying prospectus supplement by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Shares. Our business, results of operations, financial condition, and prospects may have changed since that date.

“Poshmark” is our registered trademark in the United States, Australia, the European Union, Japan, Korea, and the United Kingdom. Solely for convenience, our trademarks, tradenames, and service marks referred to in this prospectus appear without the ®, TM, and SM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks, tradenames, and service marks. This prospectus may contain additional trademarks, tradenames, and service marks of other companies that are the property of their respective owners.

Unless the context otherwise requires, the terms “Poshmark,” the “company,” “we,” “us,” and “our” in this prospectus refer to Poshmark, Inc. and its consolidated subsidiaries.

THE COMPANY

Poshmark is a social marketplace for new and secondhand style for women, men, kids, pets, home, and more. By combining the human connection of a physical shopping experience with the scale, ease, and selection benefits of eCommerce, Poshmark makes buying and selling simple, social, and fun. Pairing technology with the inherent human desire to socialize, our marketplace creates passion and personal connection among users.

Corporate Information

We were incorporated in 2011 as GoshPosh, Inc., a Delaware corporation, and changed our name to Poshmark, Inc. in 2011. Our principal executive officers are located at 203 Redwood Shores Parkway, 8th Floor, Redwood City, California 94065, and our telephone number is (650) 262-4771. Our website address is www.poshmark.com. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. Investors should not rely on any such information in deciding whether to purchase our Class A common stock.

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. Before investing in our Class A common stock, you should carefully consider the risks set forth under the caption “Risk Factors” in our Registration Statement on Form S-1, as amended (File No. 333-251427), filed with the Securities and Exchange Commission on December 17, 2020, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of the risks actually occur, our business, results of operations, financial condition, and prospects could be harmed. In that event, the trading price of our Class A common stock could decline, and you could lose part or all of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•	our expectations regarding our revenue, expenses, profitability, and other operating results;

•	the growth rates of the markets in which we compete;

•	our ability to acquire new users and successfully engage new and existing users and convert them into Active Users, Active Buyers, and sellers;

•	the costs and effectiveness of our marketing efforts through paid advertising channels and otherwise, as well as our ability to promote our brand;

•	our ability to continue to collect meaningful data, improve our algorithms, and provide recommendations for our users;

•	our reliance on key personnel and our ability to identify, recruit, and retain skilled personnel;

•	our ability to effectively manage our growth, including offering new categories and any international expansion;

•	our ability to maintain our profitability;

•	our ability to maintain the security and availability of our software;

•	our ability to protect our intellectual property rights and avoid disputes in connection with the use of intellectual property rights of others;

•	our ability to protect our users’ information and comply with growing and evolving data privacy laws and regulations;

•	impact of the COVID-19 pandemic on our business and consumers;

•	future investments in our business, our anticipated capital expenditures, and our estimates regarding our capital requirements; and

•	our ability to compete effectively with existing competitors and new market entrants.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock as of March 2, 2021, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Stockholders, consisting of the individuals shown as having shares listed in the column entitled “Shares Being Offered.”

The Shares offered by the Selling Stockholders hereunder include an aggregate of 696,053 outstanding shares of Class A common stock acquired by certain of our current employees, consultants, and advisors pursuant to the Plans, as described in this prospectus. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned as of March 2, 2021, subject to community property laws where applicable.

We have based percentage ownership of our common stock before this offering on 11,114,719 shares of our Class A common stock outstanding as of March 2, 2021, and 63,923,565 shares of our Class B common stock, $0.0001 par value per share (the “Class B common stock”), outstanding as of March 2, 2021, which includes:

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Poshmark, Inc., 203 Redwood Shores Parkway, 8th Floor, Redwood City, California 94065.

	Shares Beneficially Owned Prior to the Offering		Shares Being Offered(1)	Shares Beneficially Owned After the Offering(2)
Selling Stockholder	Shares	Percentage(3)	Shares	Shares	Percentage(3)
Other Named Selling Stockholders(4)	4,940,357	*	680,765	4,259,592	*
Other Selling Stockholders(5)	108,542	*	15,288	93,254	*

*	Represents beneficial ownership of less than 1%.
(1)	Reflects shares of our Class A common stock offered under this prospectus, including shares of Class A common stock issuable upon conversion of outstanding shares of Class B common stock.
(2)

Assumes that all of the Shares held by each Selling Stockholder and being offered under this prospectus are sold, and that no Selling Stockholder will acquire additional shares of common stock before the completion of this offering.

(3)

For purposes of calculating this percentage, includes the aggregate number of shares of Class A common stock and Class B common stock held by the holders (to the extent such holder holds any shares of Class B common stock).

(4)

Includes the following 201 named non-affiliate persons, each of whom holds at least 1,000 Shares: Aayush Goenka, Adam Crouch, Adiel Nuesmeyer, Adrienne Hamrah, Ali Behnam, Ali Ezzeddine, Allison Zacharias, Althea Norwood, Alvin Tam, Alyssa Huerta, Amanda Byrd, Amanda Lau, Amanda Pham, Amanda Weiss, Amber McCasland, Andrea Sandoval, Andrego Halim, Andy Johns, Angela Buckmaster, Anh Tung Dao, Ankur Uttam, Anne Wu, Anoop Palvai, Anphu Nguyen, Anshu Jain, Anter Preet Singh, Anthony Riggi, Ashlee Gomes, Ashley Huynh, Ashley Ortiz, Ashtine Jade Apelacio, Balaji Prabhakar, Barbara Arango, Barbara Regala, Bhavin Patel, Bhushan Jain, Briauna King, Caitlin Belardes, Camille Forde, Caroline Cao, Caryn Hendler, Charlene Phan, Chau You, Ching Ching Ong, Christina Medina, Christina Tran, Christopher Aguilera, Christopher Noe, Claire Berkley, Colin Rich, Cong Hoang, Conor McClintock, Cosma Kufa, Courtney Chan, Daniel Callaghan, Daniel Fogarty, Daniel Hanlan, Debra Swinson, Deepika Khammampati, Den Thap, Dhanya Kunnath Rajappan, Diane Ta, Ed Baker, Edward Lam, Elana Lewis, Elenita Hopkins, Elizabeth Moran, Emily Gallagher, Emily Melton, Felix Pu, Gaurav Shah, GD Ramkumar, Gerard Sunga, Gerardo Herrera, Gloria Truong, Gopi Valleru, Hiba Rana, Ik Jae Chung, Isabella Samra, James Currier, Janet Wong, Jazzmin Boo, Jeffrey Sheng, Jennifer Nguyen, Jennifer To, Jewelyn Angeles, John Simonelli, Jonathan Shi Ming Louie, Joseph Bordi, Josh Callaway, Julianna Lee, Julie Suhk, Kalpak Kothari, Kamal Patwa, Kapil Agrawal, Karen Liu, Katherine Chen, Katherine Grabow, Kelly Groves, Kelly Winter, Ketan Jain, Kevin Yee, Kishore Yellamraju, Koorosh Saii, Krishna Koundinya Pidaparthai, Lacey Nakashima, Laura Gravley, Lauren White, Leah Sung, Mahesh Pasupuleti, Margareth Hing, Maria Lottie West, Maria Paula Morales Rangel, Mariah Gutierrez, Marina Ovchar, Marisa Manabe, Marium Khan, Mary Schiavone, Matthew Lee, Megan Jee, Megan Lee, Megan Lim, Megan Sanders, Megha Gurnani, Melanie Indalecio, Melarkode Suresh Adityan, Melinda Hemmick, Melissa Catahan, Michael Lee, Michael Morelli, Michelle Hosogai, Michelle Hudgins, Michelle Huynh, Michelle Liu, Michelle Lo, Michelle Pena, Mikail Seremet, Milana Ashirov, Mithin Kumar, Mukesh Jain, Narek Isaghulyan, Natasha Won, Nghia Bui, Nilesh Naik, Ning Tang, Nyzelle Ornedo, Oleg Bulkin, Olivia Reason, Olivia Tam, Parinda Joshi, Perry Lee, Phillip Zabat, Preston Lee, Priya Rajaram, Rakesh Jain, Ravinder Sandhu, Rebekah Wu, Renee Thapa, Robert Fritts, Roger Hsiao, Salonee Thanawala, Sandra Lin, Sarah Valdez, Sera Michael, Serena Jew, Sharad Unni, Sheilitha Conner, Shilpa Murali, Shriin Deshpande, Shrikanth Rajarajan, Simon Rothman, Sokthy Sin, Sriram Rajendiran, Steven Young, Sujit Chaubal, Sunil Singh, Sushain Nadagoundla, Sze Yeung Ng, Tanchianna Hampton, Tayler Jones, Thanh Minh Chau Le, Tianqi Zhao, Tiffany Haughton, Tiffany Lee, Tiffany Marcar, Tiffany Pon, Tresha Lim, Vanessa Wong, Venkatesh Akula, Vikram Raja, Vivek Nagendra, Walid Arghandewal, Wayne Wong, Wincy Lui, Xinyi Li, Yangfan Qi, Yash Mehra, Yogesh Agrawal, Yoko Kanai, Yuxi Zhou, and Zi Hui. Each of these persons beneficially owns less than 1% of our common stock. These persons are current employees of the Registrant.

(5)

Includes 169 unnamed non-affiliate persons, each of whom holds less than 1,000 Shares and each of whom may sell up to such amount using this prospectus. Each of these persons beneficially owns less than 1% of our common stock. These persons are current employees of the Registrant.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

•	directly by the Selling Stockholders, or

•

through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, commissions, or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.

Any underwriters, broker-dealers, or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions, or concessions received by any such broker-dealers or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements, or understandings between the Selling Stockholders and any underwriter, broker-dealer, or agent regarding the sale of the Shares by the Selling Stockholders.

The Shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the Nasdaq Global Select Market;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered, and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers, or agents, (2) any discounts, commissions, and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions, or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise, or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the Shares offered hereby has been passed upon by Goodwin Procter LLP, Redwood City, California.

EXPERTS

The financial statements as of December 31, 2018 and 2019 and for each of the two years in the period ended December 31, 2019 incorporated in this reoffer prospectus by reference to the Registration Statement on Form S-1 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

(a) Amendment No.  4 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on January 13, 2021 (File No. 333-251427), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.

(b) The Registrant’s Prospectus filed on or about January 14, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-251427).

(c) The description of the Registrant’s Class  A common stock which is contained in a registration statement on Form 8-A filed on January 5, 2021 (File No. 001-39848) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.poshmark.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to Poshmark, Inc., Attention: General Counsel, 203 Redwood Shores Parkway, 8th Floor, Redwood City, California 94065.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registration Information and Employee Plan Annual Information.*

*

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

I-1

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The following documents filed by Poshmark, Inc. (the “Registrant”) with the SEC are incorporated by reference into this Registration Statement:

(a) Amendment No.  4 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on January 13, 2021 (File No. 333-251427), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.

(b) The Registrant’s Prospectus filed on or about January 14, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-251427).

(c) The description of the Registrant’s Class A common stock which is contained in a registration statement on Form 8-A filed on January 5, 2021 (File No. 001-39848) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant expects to adopt a restated certificate of incorporation, which will become effective immediately prior to the completion of the Registrant’s initial public offering and will contain provisions authorized by the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) that limit the personal liability of the Registrant’s directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, the Registrant’s directors will not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as directors, except liability for the following:

•	any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions in violation of Delaware law; or

•	any transaction from which the director derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission, or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of the Registrant’s directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law, among other things, grants a Delaware corporation the power to, and authorizes a court to award, indemnification and advancement of expenses to officers, directors, and other corporate agents.

The Registrant expects to adopt amended and restated bylaws, which will become effective immediately prior to the completion of the Registrant’s initial public offering and will provide that the Registrant will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of the Registrant’s directors or officers or is or was serving at the Registrant’s request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. The Registrant’s amended and restated bylaws are expected to provide that the Registrant may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of the Registrant’s employees or agents or is or was serving at the Registrant’s request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. The Registrant’s amended and restated bylaws will also provide that the Registrant must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

In addition, the Delaware General Corporation Law provides that to the extent a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any generally indemnifiable action, suit, or proceeding, that such person will be indemnified by the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with such action, suit, or proceeding. For any acts or omissions occurring after December 31, 2020, the officers referenced in the immediately preceding sentence could be more limited as a matter of Delaware law.

Further, the Registrant has entered into or intends to enter into indemnification agreements with each of the Registrant’s directors, executive officers, and certain other employees. Subject to certain limitations, these indemnification agreements will require the Registrant, among other things, to indemnify such directors and executive officers for certain expenses and against certain liabilities including, among other things, attorneys’ fees, judgments, fines, and settlement amounts actually and reasonably paid or incurred by such director or officer in any action, suit, or proceeding arising out of their services as a director or officer or any other company or enterprise to which the person provides services at the Registrant’s request. Subject to certain exceptions, these indemnification agreements will also require the Registrant to advance certain expenses (including attorneys’ fees and disbursements) actually and reasonably paid or incurred by these persons in advance of the final disposition of the action, suit, or proceeding. The Registrant believes that these indemnification agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that are expected to be included, or are included, in the Registrant’s restated certificate of incorporation, amended and restated bylaws, and in indemnification agreements that the Registrant enters into with its directors and executive officers may discourage stockholders from bringing a lawsuit against the Registrant’s directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against the Registrant’s directors and executive officers, even though an action, if successful, might benefit the Registrant and other stockholders. Further, a stockholder’s investment may be harmed to the extent that the Registrant pays the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, the Registrant is not aware of any pending litigation or proceeding involving any person who is or was one of its directors, officers, employees, or other agents or is or was serving at the Registrant’s request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, for which indemnification is sought, and the Registrant is not aware of any threatened litigation that may result in claims for indemnification.

The Registrant expects to obtain insurance policies under which, subject to the limitations of the policies, coverage is provided to the Registrant’s directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to the Registrant with respect to payments that may be made by the Registrant to these directors and executive officers pursuant to the Registrant’s indemnification obligations or otherwise as a matter of law.

Certain of the Registrant’s non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the Registrant’s board of directors.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

The issuance of the Shares being offered by the Form S-3 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.

ITEM 8.	EXHIBITS.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Form of Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.	S-1/A	333-251427	3.2	January 6, 2021

4.2	Amended and Restated Bylaws of the Registrant, as currently in effect.	S-1/A	333-251427	3.4	January 6, 2021

4.5	Form of Class A common stock certificate of Registrant.	S-1/A	333-251427	4.1	January 6, 2021

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	2011 Stock Option and Grant Plan, as amended, and forms of agreements thereunder.	S-1	333-251427	10.2	December 17, 2020

99.2	2021 Stock Option and Incentive Plan, and forms of agreements thereunder.	S-1/A	333-251427	10.3	January 6, 2021

99.3	2021 Employee Stock Purchase Plan.	S-1/A	333-251427	10.4	January 6, 2021

*	Filed herewith.

ITEM 9.	UNDERTAKINGS.

1. The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Redwood City, State of California, on this 9th day of March, 2021.

POSHMARK, INC.

By:	/s/ Manish Chandra
Manish Chandra
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Manish Chandra and Anan Kashyap, each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Manish Chandra Manish Chandra	Chief Executive Officer and Director (Principal Executive Officer)	March 9, 2021

/s/ Anan Kashyap Anan Kashyap	Chief Financial Officer (Principal Financial and Accounting Officer)	March 9, 2021

/s/ Navin Chaddha Navin Chaddha	Director	March 9, 2021

/s/ Jeffrey Epstein Jeffrey Epstein	Director	March 9, 2021

/s/ John Marren John Marren	Director	March 9, 2021

/s/ Jenny Ming Jenny Ming	Director	March 9, 2021

/s/ Hans Tung Hans Tung	Director	March 9, 2021

/s/ Serena J. Williams Serena J. Williams	Director	March 9, 2021